Exhibit 99.1

MONARCH FINANCIAL REPORTS FINANCIAL

PERFORMANCE AND DECLARES CASH DIVIDEND

Chesapeake, VA, July 24, 2014 - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported second quarter profitability and continued strong financial performance. The Board of Directors announced a quarterly common stock cash dividend of $0.08 per common share, payable on August 29, 2014, to shareholders of record on August 8, 2014.

Second quarter 2014 highlights are:

•	2nd quarter net income of $3,183,574

•	Return on Equity of 12.63%

•	Return on Assets of 1.29%

•	Diluted earnings per share of $0.30

•	Equity Capital exceeds $100 million for first time

•	Non-performing assets at 0.36% of total assets

•	$447 million in mortgage loans closed with 85% purchase

Year to date 2014 highlights are:

•	- Net income of $5,720,839, for a return on equity of 11.57%

•	- Diluted earnings per share of $0.54

•	- $718 million in mortgage loans closed with 84% purchase

“We are pleased to report our best quarter in the past year. Our efforts to structure the company for the future resulted in improved profitability for all of our business segments. Higher mortgage loan closings, non-existent credit costs, expense management, and a strong net interest margin continued to drive our bottom line results.” stated Brad E. Schwartz, Chief Executive Officer. “Our challenge going forward is growing our loan portfolio with our disciplined style for both credit quality and interest rate risk, in an otherwise undisciplined market. We are up to this challenge.”

Net income was $3,183,574 for the second quarter of 2014, a record for the past five quarters, and up 3.8% from the same period one year ago. The quarterly annualized return on average equity (ROE) was 12.63%, and the quarterly return on average assets (ROA) was 1.29%. Quarterly diluted earnings per share increased to $0.30, compared to $0.24 in the previous quarter and $0.29 for the same quarter in 2013.

Net income was $5,720,839 for the first six months of 2014. The annualized return on average equity (ROE) was 11.57%, and the quarterly return on average assets (ROA) was 1.18%. Diluted earnings per share were $0.54, compared to $0.62 for the same period in 2013.

Total assets at June 30, 2014 were $1.0 billion, with both loans held for investment and deposits slightly down since year-end 2013. The decline in our loans held for investment portfolio was due to several large payoffs, with $95 million in new loans booked in the first six months of the year. This decline was more than offset by growth in our mortgage loans held for sale portfolio driven by stronger mortgage loan closings. Funding continues to shift to a higher level of demand deposits and money market accounts, with 33% of our total deposit mix now in demand deposits. Demand deposit balances are at a record high. Our funding mix should enhance and protect the net interest margin when rates are predicted to rise in the next 12-24 months.

“Our loan pipeline remains robust and we continue to attract top quality clients for their commercial, construction, commercial real estate, and mortgage loan needs. Our cash management and retail deposit teams continue to perform at a high level, with almost a third of our deposits now in demand deposits – which also delivered positive growth in fee income” stated Neal Crawford, President of Monarch Bank.

Non-performing assets to total assets were 0.36%, which remain significantly below that of our local, state, and national peer group. Non-performing assets were $3.7 million which was up slightly from the previous quarter and the same period in 2013. Non-performing assets were comprised of $3.0 million in non-accrual loans, $499 thousand in loans more than 90 days past due, and $144 thousand in one foreclosed property. Net recoveries for the year were $9 thousand and the allowance for loan losses represents 1.30% of loans held for investment and 257% of non-performing loans.

During the second quarter the Company’s equity capital exceeded $100 million for the first time in its 15 year history. The Board of Directors announced a quarterly common stock cash dividend of $0.08 per common share, payable on August 29, 2014, to shareholders of record on August 8, 2014. Even with two increases in the quarterly cash dividend in the past year, tangible book value per share has increased 8.2% to $9.59, with the stock now trading at 122% of book value. We consider our stock to be undervalued.

Capital strength continues to grow by every metric. Average equity to average assets improved to 10.18%, up from 8.88% one year prior. Total risk-based capital to risk weighted assets at Monarch Bank equaled 14.29%, significantly higher than the level required to be rated “Well Capitalized” by federal banking regulators. Monarch was again awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Net interest income, our number one driver of profitability, declined 2.1% or $211 thousand during the second quarter of 2014 compared to the same quarter in 2013 driven by reduced balances in mortgage loans held for sale. Mortgage loans held for sale interest income declined $499 thousand compared to the same quarter of 2013, which was partially offset by growth in loans held for investment, investment income and a reduction in funding costs. The net interest margin was 4.18% for the second quarter, which was down from the previous quarter of 4.25% but up from 4.11% in the same quarter in 2013.

Non-interest income declined 14.7% or $3.2 million from the previous year driven by reduced revenues from mortgage loans sold and related title insurance fees. Investment and insurance revenue increased 37% compared to the previous year due to the continued growth of Monarch Bank Private Wealth. Mortgage revenue continues to be the number one driver of non-interest income. We closed $447 million in mortgage loans (85% purchase) during the second quarter of 2014 compared to $271 million (81% purchase) in the first quarter of 2014, a significant increase.

“The month of June was the best month in our company’s history for purchase mortgage closings, and our realtor and builder focus drove our higher second quarter volume. We are a leaner and more nimble mortgage operation that never stopped investing in our training, technology, marketing or our people when volumes were low. This formula should continue to differentiate us in our markets and lead to continued market share growth.” stated William T. Morrison, CEO of Monarch Mortgage.

Total non-interest expense declined 12.1% or $3.2 million during the second quarter due to reduced commissions and loan expenses. Net overhead, the difference between non-interest income and non-interest expense, improved by $10 thousand. To further improve our efficiency we have decided to close one banking office and one mortgage office in July, and soon plan to announce the relocation of two banking offices to improve our footprint and growth opportunities. These initiatives and many others have allowed us to improve our technology delivery, meet growing compliance burdens, and meet our client service expectations all while keeping our expense structure in line with revenue growth.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with eleven banking offices in Chesapeake, Virginia Beach, Norfolk, Suffolk, and Williamsburg, Virginia. Monarch Bank also has a loan production office in Newport News, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Monarch Mortgage and our affiliated mortgage companies have over thirty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Monarch Bank Private Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com

##

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
ASSETS:
Cash and due from banks	$19,661	$18,510	$18,971	$21,016	$19,050
Interest bearing bank balances	37,166	37,033	31,955	24,504	15,195
Federal funds sold	29,761	84,232	53,985	83,454	56,972

Investment securities, at fair value	23,773	23,197	48,822	16,973	16,573

Loans held for sale	156,584	92,839	99,718	120,435	166,586

Loans held for investment, net of unearned income	700,159	715,088	712,671	697,541	697,376
Less: allowance for loan losses	(9,070)	(9,213)	(9,061)	(11,228)	(11,320)

Net loans	691,089	705,875	703,610	686,313	686,056

Bank premises and equipment, net	31,407	29,902	28,882	28,454	28,101
Restricted equity securities, at cost	3,169	3,156	3,683	3,666	3,792
Bank owned life insurance	7,526	7,467	7,409	7,351	7,290
Goodwill	775	775	775	775	775
Intangible assets, net	15	60	104	149	194
Accrued interest receivable and other assets	22,973	19,673	18,786	18,857	20,815

Total assets	$1,023,899	$1,022,719	$1,016,700	$1,011,947	$1,021,399

LIABILITIES:
Demand deposits—non-interest bearing	$240,348	$221,357	$206,891	$222,079	$218,880
Demand deposits—interest bearing	51,563	55,949	55,528	48,244	52,101
Money market deposits	377,096	367,590	374,462	364,488	341,042
Savings deposits	24,539	24,327	22,137	22,665	22,172
Time deposits	197,747	224,947	234,100	228,652	264,491

Total deposits	891,293	894,170	893,118	886,128	898,686

FHLB borrowings	1,125	1,150	1,175	1,200	1,225
Short Term borrowings	—	—	—	—	—
Trust preferred subordinated debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	18,650	17,422	14,661	17,855	16,733

Total liabilities	921,068	922,742	918,954	915,183	926,644

STOCKHOLDERS’ EQUITY:
Common stock	51,624	51,584	51,432	51,230	50,873
Capital in excess of par value	7,675	7,357	7,069	6,755	6,521
Retained earnings	43,566	41,232	39,437	38,014	36,233
Accumulated other comprehensive loss	(159)	(314)	(419)	(406)	(480)

Total Monarch Financial Holdings, Inc. stockholders’ equity	102,706	99,859	97,519	95,593	93,147
Noncontrolling interest	125	118	227	1,171	1,608

Total equity	102,831	99,977	97,746	96,764	94,755

Total liabilities and stockholders’ equity	$1,023,899	$1,022,719	$1,016,700	$1,011,947	$1,021,399

Common shares outstanding at period end	10,624,668	10,619,444	10,502,323	10,480,023	10,408,544

Nonvested shares of common stock included in commons shares outstanding	299,910	302,710	215,960	233,960	233,960

Book value per common share at period end (1)	$9.67	$9.40	$9.29	$9.12	$8.95
Tangible book value per common share at period end (2)	$9.59	$9.33	$9.20	$9.03	$8.86
Closing market price	$11.72	$12.26	$12.31	$11.72	$10.83

Total risk based capital - Consolidated company	14.29%	14.27%	13.91%	13.68%	13.46%
Total risk based capital - Bank	14.31%	14.30%	13.95%	13.83%	13.66%

(1)	Book value per common share is defined as stockholders’ equity divided by common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders’ equity less goodwill and other intangibles divided by commons shares outstanding

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
INTEREST INCOME:
Interest on federal funds sold	$24,179	$25,312	$64,557	$30,470
Interest on other bank accounts	54,905	9,952	90,937	18,094
Dividends on equity securities	22,410	69,225	52,410	143,660
Interest on investment securities	91,929	57,302	167,978	114,871
Interest on loans held for sale	1,274,498	1,773,692	2,047,230	4,507,264
Interest and fees on loans held for investment	9,089,071	9,040,004	18,567,963	18,014,998

Total interest income	10,556,992	10,975,487	20,991,075	22,829,357

INTEREST EXPENSE:
Interest on deposits	839,303	1,020,913	1,673,716	2,050,375
Interest on trust preferred subordinated debt	123,359	124,200	245,696	243,242
Interest on other borrowings	14,224	38,810	28,586	327,988

Total interest expense	976,886	1,183,923	1,947,998	2,621,605

NET INTEREST INCOME	9,580,106	9,791,564	19,043,077	20,207,752
PROVISION FOR LOAN LOSSES	—	—	—	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,580,106	9,791,564	19,043,077	20,207,752

NON-INTEREST INCOME:
Mortgage banking income	17,369,228	20,572,388	29,571,390	36,738,324
Service charges and fees	538,579	477,660	1,008,791	928,814
Title income	167,454	232,423	272,488	486,774
Investment and insurance income	335,887	245,524	781,359	452,460
Other income	87,725	146,276	173,496	248,917

Total non-interest income	18,498,873	21,674,271	31,807,524	38,855,289

NON-INTEREST EXPENSE:
Salaries and employee benefits	8,492,446	8,502,755	16,764,007	16,707,830
Commissions and incentives	6,770,022	9,703,820	10,780,986	16,769,296
Occupancy and equipment	2,395,088	2,130,445	4,671,791	3,996,963
Loan expense	2,060,570	2,630,295	3,423,711	4,460,732
Marketing expense	797,908	744,646	1,319,749	1,257,604
Data processing	476,806	435,771	956,084	836,729
Telephone	293,451	308,138	604,588	563,062
Other expenses	1,720,693	1,717,014	3,232,701	3,441,289

Total non-interest expense	23,006,984	26,172,884	41,753,617	48,033,505

INCOME BEFORE TAXES	5,071,995	5,292,951	9,096,984	11,029,536

Income tax provision	(1,767,500)	(1,797,773)	(3,238,740)	(3,791,326)

NET INCOME	3,304,495	3,495,178	5,858,244	7,238,210

Less: Net income attributable to noncontrolling interest	(120,921)	(428,540)	(137,405)	(713,443)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC.	$3,183,574	$3,066,638	$5,720,839	$6,524,767

NET INCOME PER COMMON SHARE:

Basic	$0.30	$0.29	$0.54	$0.66
Diluted	$0.30	$0.29	$0.54	$0.62

Weighted average basic shares outstanding	10,620,869	10,401,992	10,596,786	9,854,418
Weighted average diluted shares outstanding	10,660,217	10,483,420	10,636,968	10,467,707

Return on average assets	1.29%	1.19%	1.18%	1.23%
Return on average stockholders’ equity	12.63%	13.42%	11.57%	14.61%

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
EARNINGS
Interest income	$10,557	$10,434	$10,677	$10,842	$10,976
Interest expense	(977)	(971)	(1,044)	(1,121)	(1,184)

Net interest income	9,580	9,463	9,633	9,721	9,792
Provision for loan losses	—	—	—	—	—
Noninterest income - mortgage banking income	17,369	12,202	13,277	15,657	20,572
Noninterest income - other	1,130	1,106	1,075	1,018	1,102
Noninterest expense	(23,007)	(18,747)	(20,562)	(22,315)	(26,173)

Pre-tax net income	5,072	4,024	3,423	4,081	5,293
Minority interest in net income	(121)	(16)	(87)	(255)	(428)
Income taxes	(1,767)	(1,471)	(1,179)	(1,416)	(1,798)

Net income	$3,184	$2,537	$2,157	$2,410	$3,067

PER COMMON SHARE
Earnings per share - basic	$0.30	$0.24	$0.21	$0.23	$0.29
Earnings per share - diluted	0.30	0.24	0.20	0.23	0.29
Common stock - per share dividends	0.08	0.07	0.07	0.06	0.06
Average Basic Shares Outstanding	10,620,869	10,600,766	10,486,056	10,464,992	10,401,992
Average Diluted Shares Outstanding	10,660,217	10,641,782	10,535,313	10,519,472	10,483,420

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$9,213	$9,061	$11,228	$11,320	$10,788
Provision for loan losses	—	—	—	—	—
Charge-offs	(184)	(12)	(2,252)	(137)	(279)
Recoveries	41	164	85	45	811

Net charge-offs	(143)	152	(2,167)	(92)	532

Ending balance	$9,070	$9,213	$9,061	$11,228	$11,320

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$499	$759	$472	$82	$—
Nonaccrual loans	3,028	1,718	1,740	2,814	2,889
OREO	144	302	302	95	95

Nonperforming assets	3,671	2,779	2,514	2,991	2,984

ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.36%	0.27%	0.25%	0.30%	0.29%
Nonperforming loans to total loans	0.50	0.35	0.31	0.42	0.41
Allowance for loan losses to total loans held for investment	1.30	1.29	1.27	1.61	1.62
Allowance for loan losses to nonperforming loans	257.16	371.94	409.63	387.71	391.83
Annualized net charge-offs to average loans held for investment	0.08	-0.09	1.25	0.05	-0.31

FINANCIAL RATIOS
Return on average assets	1.29%	1.06%	0.86%	0.94%	1.19%
Return on average stockholders’ equity	12.63	10.46	8.88	10.18	13.42
Net interest margin (FTE)	4.18	4.25	4.13	4.11	4.11
Non-interest revenue/Total revenue	63.7	56.1	57.3	60.4	66.4
Efficiency - Consolidated	81.8	82.1	85.5	84.8	83.0
Efficiency - Bank only	63.9	59.9	60.4	59.1	58.2
Average equity to average assets	10.18	10.13	9.73	9.27	8.88

PERIOD END BALANCES (Amounts in thousands)
Total loans held for sale	$156,584	$92,839	$99,718	$120,435	$166,586
Total loans held for investment	700,159	715,088	712,671	697,541	697,376
Interest-earning assets	949,872	956,160	952,981	950,760	960,481
Assets	1,023,899	1,022,719	1,016,700	1,011,947	1,021,399
Total deposits	891,293	894,170	893,118	886,128	898,686
Other borrowings	11,125	11,150	11,175	11,200	11,225
Stockholders’ equity	102,706	99,859	97,519	95,593	93,147

AVERAGE BALANCES (Amounts in thousands)
Total loans held for sale	$116,851	$70,856	$104,104	$136,660	$200,733
Total loans held for investment	698,851	704,917	695,074	692,731	680,037
Interest-earning assets	927,552	910,929	935,059	946,575	964,872
Assets	993,003	970,815	990,734	1,013,932	1,032,345
Total deposits	867,217	848,969	869,113	882,553	908,229
Other borrowings	11,150	11,174	11,199	11,257	11,250
Stockholders’ equity	101,092	98,374	96,415	93,958	91,638

MORTGAGE PRODUCTION (Amounts in thousands)
Dollar volume of mortgage loans closed	$446,863	$271,233	$349,695	$478,304	$607,189
Percentage of refinance based on dollar volume	15.0%	19.1%	20.3%	22.6%	39.2%